                                                                     EXHIBIT 3.1

                           LML PAYMENT SYSTEMS INC.
                            1140 West Pender Street
                                  Suite 1680
                      Vancouver, British Columbia,V6E 4G1
                          (604) 689-4440 (Telephone)
                          (604) 689-4413 (Facsimile)

                     NOTICE OF ANNUAL AND SPECIAL MEETING

TO THE SHAREHOLDERS:

          NOTICE IS HEREBY GIVEN that the annual and special meeting of LML Payment Systems Inc. (the "Corporation") will be held at the offices of the Corporation's solicitors, Messrs. Clark, Wilson, Suite 800, 885 West Georgia Street, in the City of Vancouver, B.C. on Monday, the 18th day of September, 2000 at the hour of 11:00 o'clock in the forenoon (Vancouver time) to transact the usual business of an annual meeting and for the following purposes:

     1.   To receive and consider the Report of the Directors;

     2. To receive and consider the financial statements of the Corporation, together with the auditor's report thereon for the fiscal year ended March 31, 2000;

     3. To elect directors to hold office until the next annual meeting of the corporation, the Board of Directors having fixed the number of directors at four (4) in accordance with the articles of the Corporation;

     4. To appoint auditors and to authorize the directors to fix their remuneration;

     5. To consider, and if thought fit, approve an ordinary resolution to amend the Corporation's 1996 Stock Option Plan to increase the number of common share purchase options granted or to be granted thereunder from 2,500,000 common shares to 3,000,000 common shares;

     6. To consider, and if thought fit, approve an ordinary resolution to amend the Corporation's 1998 Stock Incentive Plan to increase the number of common share purchase options granted or to be granted thereunder from 1,000,000 common shares to 3,000,000 common shares;

     7. To consider and, if thought fit, to approve a special resolution, the full text of which is set out in the accompanying Information Circular and Proxy Statement (the "Circular"), to reduce the stated capital of the common shares of the Corporation by US$ 22,901,744, and to effect such reduction by reducing the amount of the Corporation's deficit by the same amount;

     8. To consider, and if thought fit, to approve a special resolution, the full text of which is set out in the Circular, to amend the articles of the Corporation to permit meetings of shareholders of the Corporation to be held outside the Yukon at

          Dallas, Texas or Phoenix, Arizona, in addition to the currently permitted Vancouver, B.C. and Whitehorse, Yukon;

     9. To consider, and if thought fit, to approve a special resolution, the full text of which is set out in the Circular, to restate the articles of incorporation of the Corporation, as amended, including the amendment set forth in item 8 herein; and

     10. To transact such further or other business as may properly come before the meeting and any adjournment or adjournments thereof.

          The accompanying Circular provides additional information relating to the matters to be dealt with at the meeting and is deemed to form part of this notice.

          A shareholder entitled to attend and vote at the meeting is entitled to appoint a proxy to attend and vote in his stead. If you are unable to attend the meeting in person, please complete, sign and date the enclosed form of Proxy and return it within the time and to the location in accordance with the instructions set out in the form of Proxy and Circular accompanying this Notice.

          Please advise the Corporation of any change in your address.

          DATED at Vancouver, British Columbia, this 1st day of August, 2000.

                                        By Order of the Board of


                                        LML PAYMENT SYSTEMS INC


                                        "PATRICK H .GAINES"
                                        -------------------------------------
                                        Patrick H. Gaines
                                        President & CEO

                           LML PAYMENT SYSTEMS INC.
                            1140 West Pender Street
                                  Suite 1680
                            Vancouver, BC, V6E 4G1

                          (604) 689 4440 (Telephone)
                          (604) 689 4413 (Facsimile)

                   INFORMATION CIRCULAR AND PROXY STATEMENT
                  (As at August 1, 2000 except as indicated)

MANAGEMENT SOLICITATION
-----------------------

     This Information Circular and Proxy Statement (the "Circular") is furnished on or about August 1, 2000, in connection with the solicitation of proxies by the management of LML Payment Systems Inc. (the "Corporation") for use at the annual meeting (the "Meeting") of the Corporation to be held on Monday, September 18, 2000. The solicitation will be by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Corporation. The Corporation does not reimburse shareholders, nominees or agents for the cost incurred in obtaining from their principals authorization to execute forms of proxy. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by the Corporation.

     All dollar amounts set forth in this Circular are expressed in United States dollars unless otherwise specifically indicated.

REVOCABILITY OF PROXY
---------------------

     The persons named in the enclosed form of proxy are directors of the Corporation.

     Any shareholder returning the enclosed form of proxy may revoke the same at any time insofar as it has not been exercised. In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the shareholder or by his attorney authorized in writing or, where the shareholder is a corporation, by a duly authorized officer, or attorney, of the corporation, and delivered either to the office of the Corporation or the registrar and transfer agent at least 24 hours prior to the scheduled time of the Meeting at which such proxy is to be used, or with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof, and upon any such delivery the proxy is revoked.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF
-------------------------------------------

     The Corporation is authorized to issue 100,000,000 common shares without par value, 150,000,000 Class "A" preference shares with a par value of $1.00 each and 150,000,000 Class "B" preference shares with a par value of $1.00 each.

     As at August 1, 2000, 15,485,561 common shares were issued and outstanding. There are no Class "A" preference shares or Class "B" preference shares outstanding.

     Only the holders of common shares are entitled to vote at the Meeting and the holders of common shares are entitled to one vote for each common share held. Holders of common shares of record on August 1, 2000 will be entitled to vote at the Meeting.

     One person present in person being a shareholder entitled to vote or a duly appointed proxy or representative for an absent shareholder so entitled constitutes a quorum. Abstentions and broker's non-votes are considered present for purposes of determining whether the quorum requirement is met. A broker's non-vote occurs when a nominee does not have discretionary voting power and has not received instructions from the beneficial owner. As directors are elected by a plurality vote, the four (4) nominees receiving the highest votes total will be elected and the outcome of the vote for directors will not be affected by abstentions or broker's non-votes. All other proposals other than a special resolution require the affirmative vote by a simple majority of the votes cast in person or by proxy at the meeting and a special resolution requires the approval by a majority not less than 2/3 of the votes cast at the Meeting. As broker's non-votes will not be considered entitled to vote on these proposals, a broker's non-vote will not affect the outcome of the vote on these proposals.

     To the knowledge of the directors and senior officers of the Corporation, the following persons beneficially own shares carrying more than 5% of the voting rights attached to all shares of the Corporation:


================================================================================================
                                                                                 Percentage of
                                               No. of Common                      Outstanding
                Name of Shareholder            Shares Owned                      Common Shares
------------------------------------------------------------------------------------------------
Don Choquer                                     1,910,679/(1)/                        12.33%
10440 Gilmore Crescent
Richmond, B.C.
V6X 1X4
------------------------------------------------------------------------------------------------
Robert Moore                                    1,552,886/(2)(3)/                     10.02%
#1688-1140 Pender Street
Vancouver, BC
V6E 4G1
================================================================================================

(1)  1,889,668 of  these shares are held by companies controlled by Mr. Choquer.

(2)  1,545,220 of these shares are held by companies controlled by Mr. Moore.

(3) In addition to the shares listed above, a company controlled by Mr. Moore holds 883,283 preference shares of the Corporation's subsidiary LHTW Properties Inc. (the "LHTW Preference Shares") which are currently convertible into 3,533,132 common shares of the Corporation. If all of the warrants had been exercised and the LHTW Preference Shares had been converted, Mr. Moore would hold, directly or indirectly, 5,086,018 common shares of the Corporation representing 26.74% of the then outstanding common shares of the Corporation.

VOTING OF PROXIES
-----------------

     A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR HIM AND ON HIS BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THE

ACCOMPANYING FORM OF PROXY. TO EXERCISE THIS RIGHT THE SHAREHOLDER MAY INSERT THE NAME OF THE DESIRED PERSON IN THE BLANK SPACE PROVIDED IN THE PROXY AND STRIKE OUT THE OTHER NAMES OR MAY SUBMIT ANOTHER PROXY.

     THE SHARES REPRESENTED BY PROXIES IN FAVOUR OF MANAGEMENT WILL BE VOTED ON ANY POLL (SUBJECT TO ANY RESTRICTIONS THEY MAY CONTAIN) IN FAVOUR OF THE MATTERS DESCRIBED IN THE PROXY.

ELECTION OF DIRECTORS
---------------------

     The directors of the Corporation are elected at each annual meeting and hold office until the next annual meeting or until their successors are appointed. In the absence of instructions to the contrary, the enclosed proxy will be voted for the nominees herein listed, all of whom are presently members of the Board of Directors.

     The Board of Directors have set the number of directors of the Corporation at four (4). Management of the Corporation proposes to nominate each of the following persons for election as a director. Information concerning such persons, as furnished by the individual nominees, is as follows:


====================================================================================================================================
                                                                      Approx. No. of Voting                          Date on which
                                      Principal Occupation or         Shares Beneficially                            the Nominee
Name, Country of Ordinary             Employment and, if not an       Owned, Directly or                             became a
Residence and Position Held with      Elected Director, Occupation    Indirectly, or            % of outstanding     Director of
the Company                           During the Past Five Years      Controlled or Directed    common shares        the Company
-----------------------------------------------------------------------------------------------------------------------------------
PATRICK H. GAINES                     President and CEO of the        449,894/(2)/              2.90%                March 31/92
Canada                                Corporation since March 1992
CEO, PRESIDENT and DIRECTOR
Age: 41
------------------------------------------------------------------------------------------------------------------------------------
WENDY J. OGILVIE/(1)/                 Controller of the Corporation   149,100/(3)/              0.96%                Aug 19/97
Canada                                since January 1998
DIRECTOR and CONTROLLER
Age: 37
------------------------------------------------------------------------------------------------------------------------------------
GREG A. MACRAE/(1)/                   President, CSI Capital           35,000                   0.22%                Feb 12/98
Canada                                Solutions Inc., September
DIRECTOR                              1996 to present
Age: 46
------------------------------------------------------------------------------------------------------------------------------------
L.WILLIAM SEIDMAN/(1)/                Chief commentator for CNBC            0/(4)/                 0%                Oct 13/99
USA                                   since December 1992
DIRECTOR
Age: 79
====================================================================================================================================

(1)  Member of the Audit Committee

(2) Of which 210,022 common shares of the Corporation are held by companies controlled by Mr. Gaines. In addition, a company controlled by Mr. Gaines was granted incentive stock options on April 12, 1999 entitling the purchase of up to 110,000 common shares of the Corporation at a price of $3.00 per common share, exercisable up to April 12, 2004. If these stock options were exercised, Mr. Gaines would beneficially own, directly or indirectly, 559,894 common shares of the Corporation, or 3.59% of the then outstanding common shares of the Corporation.

(3) Of which 133,600 common shares of the Corporation are held by a company controlled by Ms. Ogilvie.

(4) Mr. Seidman was granted incentive stock options on October 13, 1999 entitling the purchase of up to 240,000 common shares of the Corporation at a price of $4.00 per common share, exercisable up to October 13, 2004. If these stock options were exercised, Mr. Seidman would beneficially own, directly or indirectly, 240,000 common shares of the Corporation, or 1.52% of the then outstanding common shares of the Corporation.

     As a group, the directors and officers of the Corporation own, directly or indirectly, or exercise control or direction over approximately 665,106 of the voting securities of the Corporation.

     In the last fiscal year, the Board of Directors met eight times formally and took action by unanimous consent twenty two times. Each director participated in all of the meetings of the Board and of each committee of which he or she is a member.

STATEMENT OF EXECUTIVE COMPENSATION
-----------------------------------

     Particulars of compensation paid to:

     (a)  the Corporation's chief executive officer ("CEO");

     (b) each of the Corporation's four most highly compensated executive officers who were serving as executive officers at the end of the most recently completed fiscal year and whose total salary and bonus exceeds $100,000 per year; or

     (c) any additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer of the Corporation at the end of the most recently completed fiscal year;

     (each a "Named Executive Officer") is set out in the summary compensation table below:


=========================================================================================================================
                                               SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------------
                               Annual Compensation                      Long Term Compensation
-------------------------------------------------------------------------------------------------------------------------
                                                                         Awards                Payouts
-------------------------------------------------------------------------------------------------------------------------
                                                                 Securities      Restricted
  Name and                                                         Under         Shares or
  Principal                                    Other Annual     Options/SARs     Restricted                   All Other
  Position      Year      Salary       Bonus   Compensation       Granted       Share Units   LTIP Payouts   Compensation
-------------------------------------------------------------------------------------------------------------------------
Patrick H.      2000  $66,432.00/(1)/    Nil            Nil          110,000            Nil            Nil            Nil
              -----------------------------------------------------------------------------------------------------------
 Gaines         1999  $66,000.00/(1)/    Nil            Nil              Nil            Nil            Nil            Nil
              -----------------------------------------------------------------------------------------------------------
President &     1998  $25,687.50/(1)/    Nil            /(2)/        190,000            Nil            Nil            Nil
 CEO
=========================================================================================================================

1.  All figures are in Canadian dollars.

2. On March 10, 1998, a company controlled by Mr. Gaines was paid a bonus in the form of share purchase warrants for the right to purchase up to 70,000 common shares of the Corporation, exercisable for up to two years at the price of $1.00 per share during the first year and $1.20 per share during the second year. These share purchase warrants were exercised by the company controlled by Mr. Gaines during the 1999 fiscal year. The bonus was paid by the Corporation in consideration for Mr. Gaines' company guaranteeing a loan of $350,000 to the Corporation.

     There were no Named Executive Officers serving as executive officers at the end of the most recently completed fiscal year or executive officers who served during the fiscal year whose salaries exceeded $100,000 per year.

     There were no long term incentive plans in place for any Named Executive Officer of the Corporation during the most recently completed fiscal year.

OPTIONS AND SARS
----------------

Options/SAR Grants During The Most Recently Completed Fiscal Year
-----------------------------------------------------------------

     On April 12, 1999, the Corporation granted to a company controlled by the Named Executive Officer, incentive stock options entitling the purchase of up to 110,000 common shares of the Corporation at a price of $3.00 per share, exercisable up to April 12, 2004.

Aggregated Options/SAR Exercised During The Most Recently Completed Fiscal Year
-------------------------------------------------------------------------------
and Fiscal Year-End Option/SAR Values
-------------------------------------

     During the most recently completed fiscal year, there were no incentive stock options exercised by the Named Executive Officer and at fiscal year-end, the Named Executive Officer held incentive stock options entitling the purchase of up to 110,000 common shares of the Corporation at a price of $3.00 per share, exercisable up to April 12, 2004.

     There were no defined benefit or actuarial plans in place for any Named Executive Officer during the most recently completed fiscal year.

     There are no employment contracts or compensatory plans or arrangements between the Corporation and a Named Executive Officer.

     The Corporation has a compensation committee.

COMPENSATION OF DIRECTORS
-------------------------

     Particulars of stock options granted to directors of the Corporation during the most recently completed fiscal year are as follows:

======================================================================================================
                                                               Exercise Price per       Date of Grant
        Name of Director                  No. of Shares           Common Share           Expiry Date
------------------------------------------------------------------------------------------------------
Patrick H. Gaines                            110,000                $3.00            April 12, 1999
                                                                                     April 12, 2004
------------------------------------------------------------------------------------------------------
L. William Seidman                           240,000                $4.00            Oct 13, 1999
                                                                                     Oct 13, 2004
======================================================================================================

OTHER COMPENSATION TO DIRECTORS
-------------------------------

     No other compensation was paid to directors of the Corporation during the last completed fiscal year.

INDEBTEDNESS TO CORPORATION OF DIRECTORS AND SENIOR OFFICERS
------------------------------------------------------------

     None of the directors and senior officers of the Corporation, proposed nominees for election or associates of such persons is or has been indebted to the Corporation or its subsidiaries at any time since the beginning of the last completed fiscal year of the Corporation and no indebtedness remains outstanding as at the date of this Circular.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS
----------------------------------------------------------

     Since April 1, 1999, being the commencement of the Company's last completed fiscal year, none of the following persons has any material interest, direct or indirect, in any transaction or proposed transaction which has materially affected or will materially affect the Corporation or any of its subsidiaries:

     (a)  any director or senior officer of the Corporation;

     (b) any proposed nominee for election as a director of the Corporation;

     (c) any member holding, directly or indirectly, more than 5% of the voting rights attached to all the shares of the Corporation; and

     (d)  any associate or affiliate of any of the foregoing persons.

APPOINTMENT OF AUDITOR
----------------------

     Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted for the reappointment of Dale Matheson Carr-Hilton, Chartered Accountants, of Vancouver, British Columbia, as auditor of the Corporation to hold office until the close of the next annual meeting of the Corporation. It is proposed that the remuneration to be paid to the auditor of the Corporation be fixed by the Board of Directors.

     Dale Matheson Carr-Hilton was first appointed auditor of the Corporation on April 30, 1984. Representatives of Dale Matheson Carr-Hilton are not expected to be present at the Meeting or expected to make a statement, however, they have the opportunity to do so if they desire. If they are present, they will also be available to respond to appropriate questions.

MANAGEMENT CONTRACTS
--------------------

     There are no management functions of the Corporation or a subsidiary thereof which are to any substantial degree performed by a person other than the directors or senior officers of the Corporation or a subsidiary thereof.

          The management of the Corporation is not aware of any other matter to come before the Meeting other than as set forth in the Notice of the Meeting. If any other matter properly comes before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares represented thereby in accordance with their best judgment on such matter.

OTHER BUSINESS
--------------

Proposed Amendment to 1996 Stock Option Plan
--------------------------------------------

          The Corporation's 1996 stock option plan (the "1996 Stock Option Plan") was first adopted by the shareholders of the Corporation in 1996. The purpose of the 1996 Stock Option Plan is to advance the interests of the Corporation by encouraging its directors, management and employees to increase their proprietary interest in the Corporation and remain associated with the Corporation and to furnish participants with an additional incentive in their efforts on behalf of the Corporation. In 1999 the Corporation approved an amendment to the 1996 Stock Option Plan increasing the number of common shares issuable upon exercise of options granted thereunder to 2,500,000 common shares. Management of the Corporation is now desirous of amending the 1996 Stock Option Plan to increase the number of options to purchase common shares in the capital of the Corporation from 2,500,000 common shares to 3,000,000 common shares, because the Corporation's sales and the number of employees have both increased. A total of 1,615,000 stock options have been granted under the 1996 Stock Option Plan, of which 372,500 remain outstanding as at August 1, 2000. The shareholders of the Corporation are being asked to consider and, if thought fit, pass the following ordinary resolution:

          "RESOLVED that the 1996 Stock Option Plan in the form approved by the directors of the Corporation, pursuant to which the maximum number of common shares which may be issued under the 1996 Stock Option Plan be increased from 2,500,000 common shares to 3,000,000 common shares, be and the same is hereby approved, subject to any amendment thereto requested or required by the applicable regulatory authorities."

Administration and General Terms

          The 1996 Stock Option Plan is currently administered by a Stock Option Administration Committee (the "administrator") established by the Board of Directors of the Corporation in December, 1999, and comprised of two members of the Corporation's current Board of Directors. The administrator has sole discretion as to the interpretation and construction of any provision of the 1996 Stock Option Plan and the determination of the terms and conditions granted thereunder, although no participant may be granted options exceeding the maximum number of shares permitted under the rules of any stock Exchange on which the common shares are then listed or other regulatory body having jurisdiction (an "Applicable Regulator"), which maximum number is presently 5% of the issued and outstanding common shares of the Corporation on a non-diluted basis. The exercise price of options issued under the 1996 Stock Option Plan shall not be less than the price permitted by any Applicable Regulator and such price shall be paid in cash or by certified check or bank draft. The term of each option shall not exceed that permitted by any applicable Regulator, which is currently ten years from the date of grant, and the right to exercise options is limited in the event the participant ceases, for any reason, to be a director, officer, employee or consultant of the Corporation. Options are generally not transferable or assignable.

          1996 Stock Option Plan benefits

          As of the date of this Circular, no executive officer, director and no associates of any executive officer or director, has been granted any options subject to shareholder approval of the proposed amendment to the 1996 Stock Option Plan and no person has received or is currently expected to receive 5% of the Awards issuable under the 1996 Stock Option Plan. A total of 372,500 options are currently outstanding pursuant to the 1996 Stock Option Plan. The benefits to be received pursuant to the 1996 Stock Option Plan by the Corporation's executive officers, directors and employees are not determinable at this time.

Proposed Amendment to 1998 Stock Incentive Plan
-----------------------------------------------

          The Corporation's 1998 stock incentive plan (the "1998 Stock Incentive Plan") was first adopted by the shareholders of the Corporation in 1998. The purpose of the 1998 Stock Incentive Plan is to advance the interests of the Corporation by encouraging its directors, management and employees to increase their proprietary interest in the Corporation and remain associated with the Corporation and to furnish participants with an additional incentive in their efforts on behalf of the Corporation. Management of the Corporation is now desirous of amending the 1998 Stock Incentive Plan to increase the number of options to purchase common shares in the capital of the Corporation from 1,000,000 common shares to 3,000,000 common shares, because the Corporation's sales and the number of employees have both increased. A total of 805,000 stock options have been granted under the 1998 Stock Incentive Plan, of which 750,000 remain outstanding as at August 1, 2000. The shareholders of the Corporation are being asked to consider and, if thought fit, pass the following ordinary resolution:

          "RESOLVED that the 1998 Stock Incentive Plan in the form approved by the directors of the Corporation, pursuant to which the maximum number of common shares which may be issued under the 1998 Stock Incentive Plan be increased from 1,000,000 common shares to 3,000,000 common shares, be and the same is hereby approved, subject to any amendment thereto requested or required by the applicable regulatory authorities."

Administration and General Terms

          The 1998 Stock Incentive Plan is currently administered by a Stock Incentive Administration Committee (the "administrator") established by the Board of Directors of the Corporation in December, 1999, and comprised of two members of the Corporation's current Board of Directors. The administrator has sole discretion as to the interpretation and construction of any provision of the 1998 Stock Incentive Plan and the determination of the terms and conditions granted thereunder, although no participant may be granted options exceeding the maximum number of shares permitted under the rules of any Stock

Exchange on which the common shares are then listed or other regulatory body having jurisdiction (an "Applicable Regulator"), which maximum number is presently 5% of the issued and outstanding common shares of the Corporation on a non-diluted basis. The exercise price of options issued under the 1998 Stock Incentive Plan shall not be less than the price permitted by any Applicable Regulator and such price shall be paid in cash or by certified check or bank draft. The term of each option shall not exceed that permitted by any applicable Regulator, which is currently ten years from the date of grant, and the right to exercise options is limited in the event the participant ceases, for any reason, to be a director, officer, employee or consultant of the Corporation. Options are generally not transferable or assignable.

          1998 Stock Incentive Plan benefits

          As of the date of this Circular, no executive officer, director and no associates of any executive officer or director, has been granted any options subject to shareholder approval of the proposed amendment to the 1998 Stock Incentive Plan and no person has received or is currently expected to receive 5% of the Awards issuable under the 1998 Stock Incentive Plan. A total of 750,000 options are currently outstanding pursuant to the 1998 Stock Incentive Plan. The benefits to be received pursuant to the 1998 Stock Incentive Plan by the Corporation's executive officers, directors and employees are not determinable at this time.

Reduction of Stated Capital
---------------------------

      The Corporation, although it is able to pay its liabilities as they become due, has accumulated a large deficit since its inception. Section 39(1)(c) of the Business Corporations Act (Yukon) provides for a reduction in stated capital by an amount that is not represented by realizable assets. At the Meeting the Shareholders will be asked to pass a special resolution to reduce the stated capital of the Corporation's common shares by US$ 22,901,744 and to effect such reduction by reducing the amount of the Corporation's deficit by the same amount. The reduction of the stated capital of the Corporation's common shares will reduce the Corporation's deficit and provide financial flexibility. The following special resolution will be presented to the shareholders for approval by a majority of not less than two thirds (2/3) of the votes cast in respect thereof:

      BE IT RESOLVED, as a special resolution, that the stated capital of the common shares of LML Payment Systems Inc. (the "Corporation") be reduced by US$ 22,901,744 and that such reduction be effected by reducing the amount of the Corporation's deficit by the same amount.

      The reduction in the stated capital of the Corporation's common shares will result in a corresponding reduction in the paid up capital of such shares for Canadian income tax purposes for each Shareholder. The Shareholders should consult their own tax advisers in this regard.

Meetings of Shareholders
------------------------

      The Shareholders are being asked to approve as a special resolution an amendment of the articles of incorporation of the Corporation (the "Articles") to permit meetings of shareholders of the Corporation to be held outside the Yukon at Dallas, Texas or Phoenix, Arizona, in addition to the currently permitted Vancouver, B.C. and Whitehorse, Yukon. The following special resolution will be presented to the shareholders for approval by a majority of not less than two thirds (2/3) of the votes cast in respect thereof:

      BE IT RESOLVED, as a special resolution that:

      1. paragraph 8(a) of the Articles be amended by adding Dallas, Texas or Phoenix, Arizona as localities in which meetings of shareholders of the Corporation may be held;

      2. any director or officer of the Corporation be and is hereby authorized to execute and deliver, for and on behalf of the Corporation, all such documents and to do all such other acts and things as may be considered necessary or desirable to give effect to this resolution including, without limitation, the delivery of articles of amendment in the prescribed form to the Yukon Registrar of Corporations.


Restated Articles of Incorporation
----------------------------------

      The shareholders are being asked to approve as a special resolution, the restating of the articles of incorporation of the Corporation (the "Articles"), including the amendment set forth under the heading "Meetings of Shareholders" herein. The following special resolution will be presented to the shareholders for approval by a majority of not less than two thirds (2/3) of the votes cast in respect thereof:

      BE IT RESOLVED, as a special resolution that:

      3. the Articles, as amended, including the amendment set forth herein amending paragraph 8(a) of the Articles, be restated in the form attached to this Special Resolution as "Schedule A", pursuant to the Business Corporations Act (Yukon);

      4. any director or officer of the Corporation be and is hereby authorized to execute and deliver, for and on behalf of the Corporation, all such documents and to do all such other acts and things as may be considered necessary or desirable to give effect to this resolution including, without limitation, the delivery of articles of amendment in the prescribed form to the Yukon Registrar of Corporations.

OTHER MATTERS
-------------

      The management of the Corporation is not aware of any other matters to come before the Meeting other than as set forth in the Notice of the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares represented thereby in accordance with their best judgement on such matters.

                                    By Order of the Board of
                                    LML PAYMENT SYSTEMS INC.


                                    Per:  "Patrick H. Gaines"
                                          -------------------
                                          Patrick H. Gaines
                                          President & CEO

                                  "SCHEDULE A"

RESTATED ARTICLES OF INCORPORATION
----------------------------------

1.   Name of the Corporation:
     ------------------------

     LML PAYMENT SYSTEMS INC.

2.   The classes and any number of shares that the Corporation is authorized to
     --------------------------------------------------------------------------
     issue:
     ------

     Common shares

     The Corporation is authorized to issue 100,000,000 common shares without par value, 150,000,000 Class A Preferred Shares with a par value of $1.00 and 150,000,000 Class B Preferred Shares with a par value of $1.00 which have the following rights and conditions:

     The holders of all common shares shall be entitled:

     (a) to vote at all meetings of shareholders of the Corporation except meetings at which only holders of a specified class of shares are entitled to vote;

     (b) To receive, subject to the rights of the holders of another class of shares, any dividend declared by the Corporation; and

     (c) to receive, subject to the rights of the holders of another class of shares, the remaining property of the Corporation on the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

     Class A Preferred Shares Issuable in Series

     The Class A Preferred Shares of the Corporation shall have the rights and shall be subject to the restrictions, conditions and limitations as follows:

     (a) The Corporation may issue Class A Preferred Shares in one or more series;

     (b) The directors may by resolution authorize Articles of Amendment of the Corporation fixing the number of shares in, and determining the designation of the shares of, each series of Class A Preferred Shares;

     (c) The directors may by resolution authorize Articles of Amendment of the Corporation creating, defining and attaching special rights and restrictions to the shares of each series.

     Class B Preferred Shares Issuable in Series

     The Class B Preferred Shares of the Corporation shall have the rights and shall be subject to the restrictions, conditions and limitations as follows:

     (a) The Corporation may issue Class B Preferred Shares in one or more series;

     (b) The directors may by resolution authorize Articles of Amendment of the Corporation fixing the number of shares in, and determining the designation of shares of, each series of Class B Preferred Shares;

     (c) The directors may by resolution authorize articles of Amendment of the Corporation creating, defining and attaching special rights and restrictions to the shares of each series.

3.   Restrictions, if , any on share transfers:
     ------------------------------------------

     N/A

4.   Number (or minimum and maximum) of directors:
     --------------------------------------------

     Minimum of three and a maximum of fifteen. The number of directors shall be determined by resolution of the board of directors as set out in the notice calling the meeting provided that the number of directors may not be less than the minimum number nor more than the maximum number set out in the articles.

5.   Restrictions, if any, on business the Corporation may carry on:
     --------------------------------------------------------------

     The Corporation is restricted from carrying on the business of a railway, steamship, air transport, canal, telegraph, telephone or irrigation company.

6.   Other provisions, if any:
     ------------------------

     (a) Shareholders meetings may be held in Vancouver, B.C, Whitehorse, Yukon, Dallas, Texas or Phoenix, Arizona

     (b) The directors may, between annual meetings, appoint one or more additional directors of the Corporation, to serve until the next annual meeting, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.


     The foregoing restated Articles of Incorporation correctly set out without substantive change the corresponding provisions of the Articles of Incorporation as amended and supersede the original Articles of Incorporation.

                                     PROXY

Annual and Special Meeting of the shareholders of LML PAYMENT SYSTEMS INC, to be held at the offices of Clark, Wilson, at Suite 800, 885 West Georgia Street, Vancouver, B.C., V6C 3H1 on Monday, September 18, 2000, at 11:00 o'clock in the Forenoon

The undersigned Shareholder of the Corporation hereby appoints, PATRICK H. GAINES, the CEO, President, and a Director of the Corporation, or failing this person, GREG A. MACRAE, a Director of the Corporation, or in the place of the foregoing,_________________________ , (Print the Name) as proxyholder for and on behalf of the Shareholder with the power of substitution to attend, act and vote for and on behalf of the Shareholder in respect of all matters that may properly come before the Meeting of the Shareholders of the Corporation and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Shareholder were present at the said Meeting, or any adjournment thereof.

The shareholder hereby directs the proxyholder to vote the securities of the Corporation registered in the name of the shareholder as specified herein.

The undersigned Shareholder hereby revokes any proxy previously given to attend and vote at said Meeting.



SIGN HERE:          ___________________________________

Please Print Name:  ___________________________________

Date:               ___________________________________

THIS PROXY MAY NOT BE VALID UNLESS IT IS SIGNED AND DATED. SEE IMPORTANT INFORMATION & INSTRUCTIONS ON REVERSE.

Resolutions (For full details of each item, please see the enclosed Notice of Meeting and Information Circular)


                                                             For  Against
1.  To authorize the Directors to fix the remuneration to
    be paid to the auditor of the Corporation                __    ______

2.  To approve an ordinary resolution to amend the
    Corporation's 1996 Stock Option Plan to increase the
    number of common share purchase options granted or to
    be granted thereunder from 2,500,000 common shares to
    3,000,000 common shares                                  __    ______

3.  To approve an ordinary resolution to amend the
    Corporation's 1998 Stock Incentive Plan to increase
    the number of common share purchase options granted
    or to be granted thereunder from 1,000,000 common
    shares to 3,000,000 common shares                        __    ______

4.  To approve a special resolution, to reduce the stated
    capital of the common shares of the Corporation by
    US$ 22,901,744, and to effect such reducing by
    reducing the amount of the Corporation's deficit by
    the same amount                                          __    ______

5.  To approve a special resolution amending the articles
    of the Corporation to permit meetings of shareholders
    of the Corporation to be held outside the Yukon at
    Dallas, Texas or Phoenix, Arizona, in addition to the
    currently permitted Vancouver, B.C. and Whitehorse,
    Yukon                                                    __    ______

6.  To approve a special resolution to restate the
    articles of incorporation of the Corporation, as         __    ______
    amended, including the amendment set forth in item 5    For  Withhold
    herein

7.  Appointment of Auditors                                  __    _____

8.  To elect PATRICK H. GAINES as a Director                 __    _____

9.  To elect WENDY J. OGILVIE as a Director                  __    _____

10. To elect GREG A. MACRAE as a Director                    __    _____

11. To elect L. WILLIAM SEIDMAN as a Director                __    _____

INSTRUCTIONS FOR COMPLETION OF PROXY

1.  This Proxy is solicited by the Management of the Corporation.

2.  This form of proxy ("Instrument of Proxy") may not be valid unless it is
                                               -----------------------------
    signed by the Shareholder or by his attorney duly authorized by him in
    ------
    writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

3.  If this Instrument of Proxy is not dated in the space provided, authority is
    ----------------------------------------
    hereby given by the Shareholder for the proxyholder to date this proxy on the date on which it is received by Computershare Investor services.

4. A Shareholder who wishes to attend the Meeting and vote on the resolutions in person, may do so as follows:

    (a) If the Shareholder is registered as such on the books of the Corporation, simply register the Shareholder's attendance with the scrutineers at the Meeting.

    (b)  If the securities of a Shareholder are held by a financial institution,
         (i) cross off the management appointees' names and insert the Shareholder's name in the blank space provided; (ii) indicate a voting choice for each resolution or, alternatively, leave the choices blank if you wish not to vote until the Meeting; and (iii) sign, date and return the Instrument of Proxy to the financial institution or its agent. At the Meeting, a vote will be taken on each of the resolutions set out on this Instrument of Proxy and the Shareholder's vote will be counted at that time.

5. A Shareholder who is not able to attend the Meeting in person but wishes to vote on the resolutions, may do either of the following:

    (a) To appoint one of the management appointees named on the Instrument of Proxy, leave the wording appointing a nominee as is, and simply sign, date and return the Instrument of Proxy. Where no choice is specified by a Shareholder with respect to a resolution set out on the Instrument of Proxy, a management appointee acting as proxyholder will vote the securities as if the Shareholder had specified an affirmative vote.

    (b) To appoint another person, who need not be a Shareholder of the Corporation, to vote according to the Shareholder's instructions, cross off the management appointees' names and insert the Shareholder's appointed proxyholder's name in the space provided, and then sign, date and return the Instrument of Proxy. Where no choice is specified by the Shareholder with respect to a resolution set out on the Instrument of Proxy, this Instrument of Proxy confers discretionary authority upon the Shareholder's appointed proxyholder.

6. The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Shareholder on any poll of a resolution that may be called for and, if the shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, if so authorized by this Instrument of Proxy, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

7. If a registered Shareholder has returned the Instrument of Proxy, the Shareholder may still attend the Meeting and may vote in person should the Shareholder later decide to do so. However, to do so, the Shareholder must record his/her attendance with the scrutineers at the Meeting and revoke the Instrument of Proxy in writing.


--------------------------------------------------------------------------------

To be represented at the Meeting, this Instrument of Proxy must be RECEIVED at the office of "COMPUTERSHARE INVESTOR SERVICES" by mail or by fax
                     -------------------------------
     at least 24 hours prior to the scheduled time of the Meeting, or any adjournment thereof, or with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof.

The mailing address of Computershare Investor Services is Suite 600, 530 - 8th Avenue, S.W., Calgary, Alberta, T2P 3S8, and its fax number is (403)267.6529
--------------------------------------------------------------------------------